As filed with the Securities and Exchange Commission on April 16, 2014
Registration No. 333- 172048

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SJW CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	77-0066628 (I.R.S. Employer Identification No.)

110 West Taylor Street
San Jose California 95110
408-279-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Suzy Papazian
Corporate Secretary/Attorney
SJW Corp.
110 West Taylor Street
San Jose California 95110
408-279-7800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Alan Singer
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
(215) 963-5000

EXPLANATORY NOTE

On February 3, 2011, SJW Corp. filed a registration statement on Form S-3 (file no. 333-172048) with the Securities and Exchange Commission, relating to 3,000,000 shares of its common stock issuable under the SJW Corp. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The registration statement was amended on April 18, 2011 and ordered effective on April 19, 2011.

SJW Corp. terminated the Plan effective as of April 14, 2014. Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister the 2,993,744 remaining shares of SJW Corp.’s common stock that were available for issuance under the Plan at the time of its termination.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on April 16, 2014.

SJW CORP.

By:	/S/ W. RICHARD ROTH
W. Richard Roth
President, Chief Executive Officer and
Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ W. RICHARD ROTH W. Richard Roth	President, Chief Executive Officer and Chairman of the Board	April 16, 2014
* James P. Lynch	Chief Financial Officer and Treasurer	April 16, 2014
* Wendy Avila-Walker	Controller (principal accounting officer)	April 16, 2014
* Katharine Armstrong	Director	April 16, 2014
Walter J. Bishop	Director	___________
* Mark L. Cali	Director	April 16, 2014
* Douglas R. King	Director	April 16, 2014
* Ronald B. Moskovitz	Director	April 16, 2014
* George E. Moss	Director	April 16, 2014
* Robert A. Van Valer	Director	April 16, 2014
* By: /S/ W. RICHARD ROTH W. Richard Roth, as Attorney-in-Fact pursuant to powers of attorney previously filed as part of this Registration Statement		April 16, 2014